                                                                  EXHIBIT 10.10

LINC CAPITAL MANAGEMENT, A DIVISION OF         Linc Capital Management,
SCIENTIFIC LEASING INC.  EQUIPMENT SCHEDULE    a division of
                                               Scientific Leasing Inc.
                                               303 East Wacker Drive
                                               Chicago, Illinois 60601
Equipment Location: 5934 Gibraltar Drive       (312) 946-1000
                    Pleasanton, California 94588
                           -and-
                    18400 Von Karman Ave.,     Master Lease Agreement No. 6403
                        Suite 340              Schedule No. 001
                    Irvine, California 92715   Acceptance Date:________________

Equipment Description: The "Equipment" shall consist of office furniture, office equipment, computers and peripherals. As more fully described on Schedule "A" attached hereto and made a part hereof.

Total Equipment Cost: $670,082.83

TERM AND RENTAL:                                   Minimum Lease Term: 42 months

Lease Commencement Date: August 1, 1996

Rental Payments to be made: X monthly (In Advance)

Expected Acceptance Date: July 31, 1996

*Rental Payments:

$19,181.12 per rental payment for the first forty-two rental payments
Followed by:

Initial Payment of $57,064.00 covering the last lease payment on the entire lease line.

* Plus, if applicable, freight, taxes, insurance and maintenance expense paid by Lessor which shall be paid by Lessee in accordance with the terms of the Lease and this Schedule.

OPTION AT END OF MINIMUM LEASE TERM (see reverse side hereof for additional terms and conditions applicable to options):

* Plus, if applicable, freight, taxes, insurance, and maintenance expense paid by Lessor which shall be paid by Lessee in accordance with the terms of the Lease and this Schedule.

OPTION AT END OF MINIMUM LEASE TERM (see reverse side hereof for additional terms and conditions applicable to options):

Purchase Option: At the expiration of the Initial Lease Term of Schedule No. 001, Lessee may elect to purchase all, but not less than all, of the Equipment under all Schedules to the Lease at their respective expiration dates for a purchase price equal to fifteen percent (15%) of the Amount Advanced (as defined in section 22 of Addendum No. 1 to Master Lease No. 6403) thereunder as of the end of the Minimum Lease Term applicable to each Equipment Schedule plus any applicable sales or other transfer taxes payable as a result of such sale plus any amounts that remain unpaid to Lessor under the Lease.

Renewal Option: At the expiration of Initial Lease Term of Schedule No. 001, Lessee may elect to renew or extend the Lease with respect to all, but not less than all, of the Equipment under all Schedules to the Lease at their respective expiration dates for twelve (12) months at 1.5% of the Amount Advanced (as defined in section 22 of Addendum No. 1 to Master Lease No. 6403) per month in Advance.

LINC CAPITAL MANAGEMENT, A DIVISION OF SCIENTIFIC LEASING INC. (Lessor) hereby agrees to lease to the Lessee named below, and Lessee hereby agrees to lease and rent from Lessor the Equipment listed above, for the term and at the rental payments specified herein, all subject to the terms and conditions set forth herein and on the reverse side hereof and in the referenced Master Lease Agreement except as the same may be varied by the terms of this Schedule.

SEE ADDITIONAL TERMS AND CONDITIONS TO EQUIPMENT SCHEDULE ON THE REVERSE SIDE HEREOF.

Addendum ("X" if applicable) /X/       ACCEPTED AT CHICAGO, ILLINOIS
                                       LINC CAPITAL MANAGEMENT, A DIVISION OF
PROBUSINESS, INC.                      SCIENTIFIC LEASING INC.
Lessee                                 Lessor

By: /s/ Steven Klei                    By:     /s/ Mark K. Zimmerman
   -------------------------------        -------------------------------------
Title: Vice President, CFO             Title:      Vice President
   -------------------------------        -------------------------------------
Date: 7/31/96                          Date:       10/25/96
   -------------------------------        -------------------------------------

         This lease (and Equipment Schedule and Master Lease the terms of which it incorporates has been assigned, is subject to the security interests of, and is held in trust for the benefit of Fleet Bank N.A., as Agent, pursuant to the terms and conditions or a security agreement dated September 28, 1994 and related documents (as the same may be amended)

                                   SCHEDULE A
                            TO MASTER LEASE NO. 6403
                             EQUIPMENT SCHEDULE 001
                               PROBUSINESS, INC.

Equipment Location:        5934 Gibraltar Drive
                           Pleasanton, California 94588

Various equipment from Capella Worldwide Networking, Inc. consisting of:

2 ETHERSWITCH 1400 25 10 BASE T                                $11,550.00
Serial #CPW140200462, #CPW140200716
                                                               ----------
                                       SUBTOTAL                $11,550.00
                                       FREIGHT                      57.00
                                       SALES TAX                   952.88
                                                               ----------
                                       VENDOR TOTAL            $12,559.88
                                                               ==========

Various equipment from Circuit City Stores, Inc. consisting of:

1 HOT CTX16BAXWH REFRIGERATOR                                $  429.98
1 PAN NN7515A MICROWAVE OVEN                                    149.93
1 SHA 25VTG60 25" & UP TV/VCR                                   449.97
                                                             ---------
                                        SUBTOTAL             $1,029.88
                                        FREIGHT                  59.94
                                        SALES TAX                84.96
                                                             ---------
                                        VENDOR TOTAL         $1,174.78
                                                             =========

Various equipment from Citrix Systems, Inc. consisting of:

    1 WINFRAME 1.5 TO 1.6 UPGRADE                              $495.00
                                                               -------
                                        SUBTOTAL               $495.00
                                        SALES TAX                 9.00
                                                               -------
                                        VENDOR TOTAL           $504.00
                                                               =======


Various equipment from Conley Computer Stacking Systems consisting of:

3      UPRIGHT 30"D X 84"H                          $735.00
1      SOLID SHELF - DOUBLE NUT                      140.00
2      SINGLE NUT ADJUSTABLE SHELF                   250.00
2      SINGLE NUT STD. SLIDE SHELF                   310.00
1      EQUIPMENT RESTRAINT KIT                        35.00
1      CROSS BRACE 27" WIDE BAY                       30.00
1      X BRACE KIT 27" WIDE BAY                       25.00
4      OAK VENEER 1 5/16" W X 96" L                   88.00


Lessee:

                                   SCHEDULE A
                            TO MASTER LEASE NO. 6403
                             EQUIPMENT SCHEDULE 001
                                PROBUSINESS, INC.

1   DOOR WITH HARDWARE                                     $  193.00
2   ENCLOSURE WITH HARDWARE                                   396.00
1   TOP STARTER W/FAN & HARDWARE                              241.00
                                                           ---------
                                           SUBTOTAL        $2,443.00
                                           LESS DISCOUNT     (122.15)
                                           FREIGHT            246.05
                                                           ---------
                                           VENDOR TOTAL    $2,566.90
                                                           =========


Various equipment from Creative Office Systems, Inc. consisting of:

 1       12WX62H-FABRIC-COVER-HARD-P                        $      110.72
 1       62H-PANEL-CONNECTOR-DRAW-R                                  5.12
 1       62H-T-CONNECTOR/WALL-START                                 11.52
 1       62H-PANEL-END-CAP-HINGEABL                                  8.96
 4       SNOWPINE-WHITE FROST (DIR)/MT/MT/                          49.16
 1       12W-WIRE-MANAGEMENT-ASSY-NO                                18.00
 1       END-CAP-TRIM-COVER-SPCFY-C                                  0.00
62       48WX62H-ACOUSTICAL-PANEL                               13,392.00
53       24WX62H-ACOUSTICAL-PANEL/CLIENT-FABRIC/HT/              8,700.48
42       48W-EDP-FLIPPER-ASSY-FAB-L/STIN-                        4,287.36
         REFLECT-FLINT/HT/
21       48WX16H-TACKBOARD                                       1,008.00
55       62H-PANEL-CONNECTOR-DRAW-R                                281.60
24       62H-HARD-SURF-2-WAY-90-CON                                706.56
 7       62H-HARD-SURFACD-3-WAY-CON                                322.56
 6       62H-4-WAY-CORNER-CONNECTOR                                364.80
27       62H-PANEL-END-CAP-HINGEABL                                241.92
42       48W-EDP-SHELF-ASSEMBLY                                  2,486.40
21       48W-TASK-LIGHT-WITH-LAMP                                1,270.08
21       6-12 PEDESTAL                                           3,642.24
21       PENCIL-DRAWER-DARK-TONE/WIL-GREYPAMPAS/HT/                241.92
21       48WX24D-CORNER-WORKSURFACE                              3,232.32
21       WORKSURFACE GROMMET                                         0.00
21       24WX24D-WORKSURFACE-HANGIN                              1,464.96
21       48WX24D-WORKSURFACE-HANGIN                              2,016.00
13       REFLECTANCE-FLINT R1914                                     0.00
 1       325 YD WHITE FROST FABRIC/MT/MT/                        3,995.00
23       48W-WIRE-MGMNT-ASSY-WITH-P                              2,180.63
 5       24W-WIRE-MGMNT-ASSY-WITH-P                                279.60
39       48W-WIRE-MANAGEMNT-ASSY-NO                                902.46
48       24W-WIRE-MANAGEMNT-ASSY-NO                                925.44
24       2-WAY-90-TRIM-COVER-KIT-DK                                200.64

Lessee:

                                   SCHEDULE A
                            TO MASTER LEASE NO. 6403
                             EQUIPMENT SCHEDULE 001
                                PROBUSINESS, INC.

  7       3-WAY-TRIM-COVER-KIT-DARK-                                63.77
  6       4-WAY-TRIM-COVER-KIT-DARK-                                65.58
 27       END-CAP-TRIM-COVER-SPCFY-C                               225.72
 11       ELECTRIC-CONNECTOR-ADAPTR-                               162.58
 42       ONE-RECEPTACLE-CIR:A-DRK-T                               159.18
 42       ONE-RECEPTACLE-CIR:B-DRK-T                               159.18
 42       ONE-RECEPTACLE-CIR:C-DRK-T                               170.10
  4       BASE-FEED-LEFT-ANGLE-DARK-/HT/HT/                        239.12
  1       INSTALLATION/FABRICATION                               4,000.00
800       T-MOLD-1-1/8-INNERTONE                                     0.00
 21       LETTER FILE 2H S/S                                     8,106.00
 12       24WX34H-FABRIC-OVER-HARD-P                             1,232.64
  6       48WX34H-FABRIC-OVER-HARD-P                               821.76
  1       24WX34H-FABRIC-OVER-HARD-P                               102.72
 22       24WX62H-ACOUSTICAL-PANEL                               3,611.52
 59       48WX62H-ACOUSTICAL PANEL/STIN-FLINT/HT/               12,744.00
 17       48WX16H-TACKBOARD/CUST-FABRIC/HT/                        816.00
 34       48W-EDP-FLIPPER-ASSY-FAB-L                             3,470.72
 12       34H-PANEL-CONNECTOR-DRAW-R                                57.60
 11       34H-VARIABLE-PANEL-HEIGHT-                               123.20
 37       62H-PANEL-CONNECTOR-DRAW-R                               189.44
 20       62H-HARD-SURF-2-WAY-90-CON                               588.80
  1       34H-HARD-SURF-2-WAY-90-CON                                22.08
  1       34H-PANEL-END-CAP-HINGEABL                                 7.36
  5       62H-HARD-SURFACD-3-WAY-CON                               230.40
  6       62H-4-WAY-CORNER-CONNECTOR                               364.80
 20       62H-PANEL-END-CAP-HINGEABL                               179.20
 17       6-12 PEDESTAL                                          2,948.48
 17       12-12 PEDESTAL                                         4,275.84
 34       48W-EDP-SHELF-ASSEMBLY                                 2,012.80
 17       48W-TASK-LIGHT-WITH-LAMP                               1,028.16
 17       PENCIL-DRAWER-DARK-TONE/WIL-GREYPAMP/HTI/                195.84
 17       48WX24D-CORNER-WORKSURFACE                             2,616.64
 17       WORKSURFACE GROMMET                                        0.00
 17       24WX24D-WORKSURFACE-HANGIN                             1,185.92
 17       48WX24D-WORKSURFACE-HANGIN                             1,632.00
 12       REFLECTANCE-FLINT R1914                                    0.00
307       SNOWPINE-WHITE FROST (DIR)                             3,773.03
  1       INSTALLATION/FABRICATION/MT/MT                         3,270.00
  3       BASE-FEED-LEFT-ANGLE-DARK-                               179.37
  2       62H-POWER-POLE                                           270.04
  2       PHNX DES-POWER POLE COVER                                270.02
 18       48W-WIRE-MGMNT-ASSY-WITH-P                             1,707.12
 23       24W-WIRE-MANAGEMNT-ASSY-NO                               443.67

Lessee:

                                   SCHEDULE A
                            TO MASTER LEASE NO. 6403
                             EQUIPMENT SCHEDULE 001
                                PROBUSINESS, INC.

                                  Page 4 of 13
Various equipment from Creative Office Systems, Inc. (continued):

45       48W-WIRE-MANAGEMNT-ASSY-NO                              $   1,121.40
22       2-WAY-90-TRIM-COVER-KIT-DK                                    183.92
 7       3-WAY-TRIM-COVER-KIT-DARK-                                     63.00
 6       4-WAY-TRIM-COVER-KIT-DARK-                                     65.58
25       END-CAP-TRIM-COVER-SPCFY-C                                    209.00
 9       ELECTRIC-CONNECTOR-ADAPTR-                                    133.11
34       ONE-RECEPTACLE-CIR:A-DRK-T                                    128.86
34       ONE-RECEPTACLE-CIR:B-DRK-T                                    128.86
34       ONE-RECEPTABLE-CIR:C-DRK-T                                    137.70
12       24W-WIRE-MGMNT-ASSY-WITH-P                                    671.04
46       T-MOLD-1-1/8-INNERTONE                                          0.00
10       24WX34H-FABRIC-OVER-HARD-P                                  1,027.20
 5       48WX34H-FABRIC-OVER-HARD-P                                    684.80
26       24WX62H-ACOUSTICAL-PANEL                                    4,268.16
67       48WX62H-ACOUSTICAL-PANEL/STIN-FLINT/HT/                    14,472.00
18       48WX16H-TACKBOARD/CUST-FABRIC/HT/                             864.00
36       48W-EDP-FLIPPER-ASSY-FAB-L                                  3,674.88
10       34H-PANEL-CONNECTOR-DRAW-R                                     48.00
10       34H-VARIABLE-PANEL-HEIGHT-                                    112.00
44       62H-PANEL-CONNECTOR-DRAW-R                                    225.28
22       62H-HARD-SURF-2-WAY-90-CON                                    647.68
10       62H-HARD-SURFACD-3-WAY-CCN                                    460.80
 3       62H-4-WAY-CORNER-CONNECTOR                                    182.40
22       62H-PANEL-END-CAP-HINGEABL                                    197.12
18       12-12 PEDESTAL                                              4,757.76
18       6-12 PEDESTAL                                               3,121.92
36       48W-EDP-SHELF-ASSEMBLY                                      2,131.20
18       48W-TASK-LIGHT-WITH-LAMP                                    1,088.64
18       PENCIL-DRAWER-DARK-TONE/WIL-GREYPAMP/HT/                      207.36
18       48WX24D-CORNER-WORKSURFACE                                  2,770.56
18       WORKSURFACE GROMMET                                             0.00
18       24WX24D-WORKSURFACE-HANGIN                                  1,255.68
18       48WX24D-WORKSURFACE-HANGIN                                  1,728.00
22       REFLECTANCE-FLINT R1914                                         0.00
30       SNOWPINE-WHITE FROST (DIR)                                  4,055.70
 1       INSTALLATION/FABRICATION/MT/MT/                             3,180.00
 3       BASE-FEED-LEFT-ANGLE-DARK-                                    177.66
25       48W-WIRE-MGMNT-ASSY-WITH-P                                  2,347.75
26       24W-WIRE-MANAGEMNT-ASSY-NO                                    496.60
49       48W-WIRE-MANAGEMNT-ASSY-NO                                  1,199.52
22       2-WAY-90-TRIM-COVER-KIT-DK                                    182.16
 8       3-WAY-TRIM-COVER-KIT-DARK-                                     71.28
 5       4-WAY-TRIM-COVER-KIT-DARK-                                     54.10
22       END-CAP-TRIM-COVER-SPCFY-C                                    182.16

Lessee:

                                   SCHEDULE A
                            TO MASTER LEASE NO. 6403
                             EQUIPMENT SCHEDULE 001
                                PROBUSINESS, INC.

 13       ELECTRIC-CONNECTOR-ADAPTR                     $        190.32
 36       ONE-RECEPTACLE-CIR:A-DRK-T                             135.36
 36       ONE-RECEPTACLE-CIR:B-DRK-T                             135.36
 36       ONE-RECEPTACLE-CIR:C-DRK-T                             144.72
  2       48" PASSTHRU                                            59.84
  2       24" PASSTHRU                                            46.48
 10       24W-WIRE-MGMNT-ASSY-WITH-P                             559.20
684       T-MOLD-1-1/8-INNERTONE                                   0.00
                                                         --------------
                        SUBTOTAL                         $   176,054.97
                        SALES TAX                             14,524.53
                                                         --------------
                        VENDOR TOTAL                     $   190,579.50
                                                         ==============

Various equipment from Isolink Systems (Datalink) consisting of:

 3       UL/CSA/BALL-BEARING FA N PS,                  $   114.00
         Serial #951102593, #951102590, #951102589
20       MICROSOFT PS2 MOUSE                               700.00
 3       ENDEAVER 256BP, NO SOUND CARD                     615.00
         Serial #k79713568, #k79713668, #k79713701
 2       DIAMOND STEALTH-64 lMB DRAM PCI                  190.00
         Serial #013504, #013505
 1       INTEL ETHEREXP 10/100 PCI, Serial #AOC900838B     120.00
 1       COOLING FAN FOR PENTIUM CPU                         7.00
12       ISOLINK PENTIUM SYSTEM INC.                    26,724.00
         Serial #M1334-4047347, #M1334-4045686,
         #M1334-4047624, #M1334-4045688,
         #M1334-4045684, #M1334-4045750,
         #M1334-4045626, #M1334-4045689,
         #M1334-4047357, #M1334-4043138,
         #M1334-4043143, #M1334-4043559
12       MINI TOWER CASE 230W UL PS                          0.00
12       ENDEAVER 256BP, NO SOUND CARD                       0.00
12       INTEL PENTIUM 133MHZ CPU                            0.00
12       COOLING FAN FOR PENTIUM CPU                         0.00
12       32MB RAM                                            0.00
12       SIM 4X32-70 16MB RAM                                0.00
12       TEAC 1.44MB FDD PS2 COLOR                           0.00
12       QUANTUM 850MB IDE HD                                0.00
12       DIAMOND STEALTH-64 IMB DRAM PCI                     0.00
12       TOSHIBA 6X INT. IDE CD-ROM                          0.00
12       INTEL ETHEREXP 10/100 PCI                           0.00
12       MAG 15" .28 N-I L-R                                 0.00
12       KEYTRONICS 104 KEYBOARD                             0.00

Lessee:

                                   SCHEDULE A
                            TO MASTER LEASE NO. 6403
                             EQUIPMENT SCHEDULE 001
                                PROBUSINESS, INC.

12    MICROSOFT SERIAL MOUSE 2.0A-GRAY                         $      0.00
12    MS DOS 6.22 3.5"                                                0.00
12    MS WINDOWS 95 ON CD ROM                                         0.00
 1    ISOLINK PENTIUM SYSTEM INC.                                 2,572.00
 1    MEDIUM TOWER CASE 23OW UL PS                                    0.00
 1    ENDEAVER 256BP, NO SOUND CARD                                   0.00
 1    INTEL PENTIUM 133MHZ CPU                                        0.00
 1    COOLING FAN FOR PENTIUM CPU                                     0.00
 1    32MB RAM                                                        0.00
 2    SIM 4X32-70 16MB RAM                                            0.00
 1    TEAC 1.44MB FDD PS2 COLOR                                       0.00
 1    QUANTUM 850MB IDE HD                                            0.00
 1    DIAMOND STEALTH-64 IMB DRAM PCI                                 0.00
 1    TOSHIBA 6X INT. IDE CD-ROM                                      0.00
 1    INTEL ETHEREXP 10/100 PCI                                       0.00
 1    MAG 17" .26 N-I L-R                                             0.00
 1    KEYTRONICS 104 KEYBOARD                                         0.00
 1    MICROSOFT SERIAL MOUSE 2.OA-GRAY                                0.00
 1    MS DOS 6.22 3.5"                                                0.00
 1    MS WINDOWS 95 ON CD ROM                                         0.00
 1    ISOLINK PENTIUM SYSTEM INC.                                 3,200.00
 1    PENTIUM PRO CASE W/INTEL AURORA MB                              0.00
 1    INTEL PENTIUM PRO 200MHZ CPU                                    0.00
 2    SIM 4X32-70 16MB RAM                                            0.00
 1    TEAC 1.44MB FDD PS2 COLOR                                       0.00
 1    QUANTUM 850MB IDE HD                                            0.00
 1    DIAMOND STEALTH-64 IMB DRAM. PCI                                0.00
 1    TOSHIBA 6X INT. IDE CD-ROM                                      0.00
 1    INTEL ETHEREXP 10/100 PCI                                       0.00
 1    MAG 15" .28 N-I L-R                                             0.00
 1    KEYTRONICS 104 KEYBOARD                                         0.00
 1    MS WINDOWS 95 ON CD ROM                                         0.00
 1    MICROSOFT SERIAL MOUSE 2.OA-GRAY                                0.00
 1    MS DOS 6.22 3.5"                                                0.00
 1    PENTIUM PRO FAN                                                 0.00
 2    WESTERN DIGITAL 2.5GB IDE HD                                  778.00
      Serial #WT334 005 8907, #WT334 005 8446
 1    TRUESCAN BAR CODE READER                                      195.00
 7    TRUESCAN BAR CODE READER                                    1,365.00
30    ISOLINK PENTIUM SYSTEM INC.                                74,550.00
      Serial #J961717861, #J961717862, :#J961717863,
      #J961717864, #J961707865, #J961717886,
      #J961717887, #J961717888, #J961717889,
      #J961717890, #J961717876, #J961717877,

Lessee:

                                   SCHEDULE A
                            TO MASTER LEASE NO. 6403
                             EQUIPMENT SCHEDULE 001
                                PROBUSINESS, INC.

      #J961717878, #J961717879, ;#J961717880,
      #J961717881, #J961717882,  #J961717883,
      #J961717884, #J961717885,  #J961717891,
      #J961717892, #J961717893,  #J961717894,
      #J961717895, #J961717901,  #J961717902,
      #J961717903, #J961717904,  #J961717905
30    MINI TOWER CASE 230W UL PS                                              $      0.00
30    ENDEAVER 256BP, NO SOUND CARD                                                  0.00
30    INTEL PENTIUM 133MHZ CPU                                                       0.00
30    COOLING FAN FOR PENTIUM CPU                                                    0.00
30    32MB RAM                                                                       0.00
60    SIM 4X32-70 16MB RAM                                                           0.00
30    TEAC 1.44MB FDD PS2 COLOR                                                      0.00
30    QUANTUM 850MB IDE HD                                                           0.00
30    DIAMOND STEALTH-64 1MB DRAM PCI                                                0.00
30    TOSHIBA 6X INT. IDE CD-ROM                                                     0.00
30    INTEL ETHEREXP 10/100 PCI                                                      0.00
30    MAG 17" .26 N-I L-R                                                            0.00
30    KEYTRONICS 104 KEYBOARD                                                        0.00
30    MS DOS 6.22 3.5"                                                               0.00
30    MS WINDOWS 95 ON CD ROM                                                        0.00
30    MICROSOFT SERIAL MOUSE 2.0A-GRAY                                               0.00
 4    TOSHIBA TECRA 700CT NOTEBOOK                                              24,000.00
      Serial #03645416, #04651299, #03645921,
      #04652478
 4    TOSHIBA 4X CD KIT FOR T400 &  TECRA                                       1,380.00
      Serial #046138782, #036120141, #056146854
      #046138782
 2    72 PIN SIMM 8*32-70                                                          478.00
 1    MITSUMI 6X CD ROM DRIVE, Serial "DJC184122                                    69.00
 4    72 PIN SIMM 8*32-70                                                          956.00
                                                                              -----------
                                                        SUBTOTAL              $138,013.00
                                                        FREIGHT                     43.00
                                                        SALES TAX               11,386.09
                                                                              -----------
                                                        VENDOR TOTAL          $149,442.09
'                                                                             ===========

Various equipment from Laser-Life Technologies, Inc. consisting of:

4 HEWLETT PACKARD LASER JET 5SiMX POSTSCRIPT                                 $16,656.00
  LEVEL 11 PRINTER, Serial #USBF072387,
  #USBF073132, #USDF022013, #USDF021441
2 HEWLETT PACKARD LASERJET 5M LASER PRINTER,                                   3,580.00

Lessee:

                                   SCHEDULE A
                            TO MASTER LEASE NO. 6403
                             EQUIPMENT SCHEDULE 001
                                PROBUSINESS, INC.

       600 DPI, 6MB RAM, Serial :#USHC017367,
       #USHC087912
5      HEWLETT PACKARD LASERJET 5MP 3MB RAM,                        $ 5,455.00
       6PPM, 600 DPI, Serial #USFB088803,
       #USFB085407, #USHB018226, #USHB018264,
       #USFB004371
       8MEG MEMORY UPGRADE FOR ALL NEW PRINTERS                         229.00
       and PLOTTERS
1      POSTCRIPT SIMM FOR HP LASERJET 4 PLUS                            399-00
                                                                    ----------
                                                   SUBTOTAL         $26,319.00
                                                   SALES TAX          2,171.32
                                                                    ----------
                                                   VENDOR TOTAL     $28,490.32
                                                                    ==========


Various equipment from Liebert Corporation consisting of:

1    UPS 18KVA FL BAT BVP LIEB                                      $17,297.33
1    OPTION KIT RS232                                                     0.00
1    KIT Y-ADAPTER                                                        0.00
1    OPTION KIT EXTERNAL MODEM                                            0.00
1    KIT SNMP ETHERNET V2.5.3A                                            0.00
1    STARTUP*UPSTN* STD 15-18K                                            0.00
1    POWER BATT CAB                                                   7,774.67
                                                                    ----------
                                                   SUBTOTAL         $25,072.00
                                                   SALES TAX          2,068.43
                                                                    ----------
                                                   VENDOR TOTAL     $27,140.43
                                                                    ==========


Various equipment from Minnesota Western consisting of:

1    SUPER BRIGHT VIDEO PROJECTOR,                                  $ 8,495.00
     Serial #2AA0620650
1    HARD CASE FOR EPSON VIDEO PROJECTOR                                  0.00
     W/WHEELS/HANDLE
2    4000 LUMEN OVERHEAD PROJECTOR                                    1,318.00
     Serial #1901735, #1906792
4    PHOTOLAMP                                                            0.00
2    4000 LUMEN OVERHEAD PROJECTOR                                    1,318.00
     Serial #1901722, #1902727
2    PADDED SHOULDER BAG                                                  0.00
3    16-MILLION COLOR ACTIVE MATRIX SVGA                             11,985.00
     LCD W/BUILT-IN SPEAKER, Serial #5AU00601,

Lessee:

                                   SCHEDULE A
                            TO MASTER LEASE NO. 6403
                             EQUIPMENT SCHEDULE 001
                               PROBUSINESS, INC.

    #5AU00602, #5AU00603
 1  16-MILLION COLOR ACTIVE MATRIX SVGA                            $ 3,995.00
    LCD W/BUILT-IN SPEAKER, Serial #5AU00605                       ----------

                                                SUBTOTAL           $27,111.00
                                                FREIGHT                 81.52
                                                SALES TAX            2,236.67
                                                                   ----------
                                                VENDOR TOTAL       $29,429.19
                                                                   ==========


Various equipment from Media Integration Inc. consisting of:

 1    INT-ALTSERVER-1 INTEL ALTSERVER 5/166                        $ 9,284.00
      16MB MEM
 1    14" VGA MONITOR                                                1,049.00
 1    ACER PS/2 KEYBOARD                                                 0.00
 1    MICROSOFT MOUSE W/ PS/S CON.                                       0.00
 1    INTEL ETHEREXPRESS PRO 10/100                                      0.00
 1    TOSHIBA 6X IDE CD-ROM                                              0.00
 1    DAC960-PCI 3 CHANNEL BOARD                                     1,949.00
 1    MYLEX 16MB 72 PIN SIMM MODULE                                      0.00
 2    SCSI 3 CONNECTOR 6' CABLE                                          0.00
 2    INTERNAL EXPANSION CABLE FOR M                                    64.00
 2    DEC HA-700W WIDE SCSI DEVICE S                                 1,278.00
 2    DEC RETMA MOUNTING BRAKETS 7"                                    192.00
 4    DEC P-150 150W POWER SUPPLY 3.                                 1,276.00
11    DEC 4.3GB 7200RPM ST15150W 3.5                                 16,995.00
 1    15/30 GB DLT TAPE DRIVE EXTERN                                 3,195.00
 6    HP 32MB 32BIT, 70NS SIMM MEMOR                                 2,700.00
 1    HD ADAPTOR WITH PLATE                                              0.00
 1    EXTERNAL 50P HI DENSITY 50P CE                                     0.00
 1    SEAGATE 630MD IDE HARD DRIVE                                       0.00
 8    MYLEX 32MB SIMM MODULE 72PIN                                       0.00
 1    ARCSERVE 6.0 FOR NETWARE UNLIM                                 1,395.00
 6    32 MEMORY MOD. 70NS TIN LEAD                                   2,700.00
 2    32MB MEMORY MOD. 70NS TIN LEAD                                   900.00
                                                                   ----------
                                                   SUBTOTAL        $42,977.00
                                                   FREIGHT              10.00
                                                   SALES TAX         3,545.61
                                                                   ----------
                                                   VENDOR TOTAL    $46,532.61
                                                                   ==========

Lessee:

                                   SCHEDULE A
                            TO MASTER LEASE NO. 6403
                             EQUIPMENT SCHEDULE 001
                                PROBUSINESS, INC.

Various equipment from Merisel Americas, Inc. consisting of:

 1    MICROSOFT MS WIN NT SVR V3.51                                   $    604.00
      NOVELL NETWARE 4.1 250 USER                                        7,891.58
 2    AMERICAN P SMART-UPS 1400VA 6 OUTS                                 1,076.00
 4    U.S. ROBOTIC COURIER V.EVERYTHING V.34 EXT                         1,017.20
 4    XIRCOM PCMCIA ETHERNET + MODEM 28.8                                1,424.48
25    MICROSOFT MSOL OFFICE PRO WIN 95 LEV A                             9,996.00
 0    SYMANTEC PCANYWHERE V7.5 HOST/REMOTE                               1,263.70
 2    U.S. ROBOTIC COURIER V.EVERYTHING V.34 EXT                           508.60
10    BELKIN PREMIUM IBM PAR PNTR CBL 10 FT-                                40.00
 5    SYMANTEC PCANYWHERE V7.5 HOST/REMOTE                                 631.85
                                                                      -----------

                                                     SUBTOTAL         $ 24,453.41
                                                     FREIGHT               179.11
                                                                      -----------
                                                     VENDOR TOTAL     $ 24,632.52
                                                                      ===========

Various equipment from Soft Iron Systems consisting of:

  2    28115 LATTISSWITCHING ETH, Serial #3988909,                    $25,390.00
       #3804957
  2    514 100MBPS FIBER OPTIC T                                        1,472.00
  1    MICROSOFT BACK OFFICE SER                                        1,608.00
250    MICROSOFT EXCHNG CLIENT L                                       13,000.00
250    MICROSOFT SYSTEMS MNGMT C                                        8,750.00
 20    MICROSOFT WNDWS NT CLIENT                                          500.00
 20    MICROSOFT SQL CLIENT LICE                                        2,440.00
                                                                      ----------
                                                      SUBTOTAL        $53,160.00
                                                      FREIGHT              70.00
                                                      SALES TAX         4,385.71
                                                                      ----------
                                                      VENDOR TOTAL    $57,615.71
                                                                      ==========

Various equipment from Stewarts Office Furniture consisting of:

 4    LATERAL FILES P39 MED. TAUPE                                     $2,236.00
 1    KEYBOARD TRAY                                                       160.00
20    KEYBOARD TRAYS                                                    3,200.00
 1    COMPUTER U DESK OAK                                               1,639.00
 4    DOUBLE LATERAL FILES                                              2,780.00
 1    6' BOOKCASE                                                         179.00
 1    OAK 36' OCTAGON TABLE                                               359.00
 3    CASTER CHAIR ACCORD GRAPHITE                                        270.00
 1    OAK LAMINATE                                                        579.00

Lessee:

                                   SCHEDULE A
                            TO MASTER LEASE NO. 6403
                             EQUIPMENT SCHEDULE 001
                                PROBUSINESS, INC.

12    CHAIRS OAK ACCORD GRAPHITE                       $ 1,908.00
 3    CHAIRS OAK ACCORD GRAPHITE                           270.00
 1    PRODUCTION ROOM                                    1,490.00
 8    CHAIRS IN COM ACCORD GRAPHITE                      2,632.00
 2    DRI ERASE BOARDS (MLC48)                             258.00
 4    CHAIR MATS                                            77.00
 3    DESKS                                              1,575.00
78    ACCORD GRAPHITE FABRIC                             1,560.00
40    ACCORD GRAPHITE FABRIC                               800.00
 7    BURGUNDY STOOLS                                      906.50
58    FABRIC FOR CHAIRS                                  1,150.00
 1    TABLE W/663-36 BASE                                  129.00
 4    GREY CHAIRS                                          140.00
 2    DRI ERASE BOARDS                                     258.00
25    OAK/ACCORD GRAPHITE CHAIRS                         2,250.00
22    CHAIRS W/3159 ARM ACCORD FAB.                      7,238.00
 3    OAK DESKS                                          2,574.00
 3    OAK DOUBLE LATERAL FILES                           2,085.00
22    CHAIRMATS                                            423.50
21    CHAIRMATS                                            404.25
 3    OAK DESK                                           2,574.00
 3    OAK DOUBLE LATERAL FILES                           2,085.00
21    CHAIRS W/3159 ARM ACCORD FAB.                      6,909.00
24    OAK CHAIRS ACCORD GRAPHITE                         2,160.00
 6    STOOLS W/ADJ. ARMS OXFORD                            779.70
24    CHAIRS COM ACCORD GRAPHITE                         7,896.00
25    CHAIRS OAK ACCORD GRAPHITE                         2,250.00
 1    4 DRAWER LATERAL FILE, PUTTY                         539.00
 2    BOOKCASES                                            439.90
21    CHAIRMATS                                            404.25
 3    BLACK/WALNUT                                         477.00
 2    4' X 8' DRI-ERASE BOARDS                             258.00
 1    4' OCTAGON OAK TABLE                                 419.00
 4    OAK/TIERRA BLUE                                      356.00
10    JR. EXEC. CONF. CHAIRS                             1,590.00
      MED. OAK/ACCORD GRAPHITE
                                                       ----------
                                      SUBTOTAL         $68,667.10
                                      FREIGHT              790.00
                                      SALES TAX          5,727.33
                                                       ----------
                                      VENDOR TOTAL     $75,184.43
                                                       ==========

Lessee:

                                   SCHEDULE A
                            TO MASTER LEASE NO. 6403
                             EQUIPMENT SCHEDULE 001
                                PROBUSINESS, INC.

Various equipment from Taylor Made consisting of:

1    6607500 FAX - CANON 7500, Serial #UBZ52436                 $3,495.00
1    17750 WARRANTY 90 DY LIMITED                                    0.00
1    601450 CANON DELIVERY/INSTALL PKG                               0.00
1    7900060 SUPPLIES ON SITE                                        0.00
1    6607500 FAX - CANON 7500, Serial #UBZ52566                  3,495.00
1    17750 WARRANTY 90 DY LIMITED                                    0.00
1    601450 CANNON DELIVERY/INSTALL PKG                              0.00
1    7900060 NO SUPPLIES SOLD                                        0.00
                                                                ---------

                                                 SUBTOTAL       $6,990.00
                                                 SALES TAX         576.68
                                                                ---------
                                                 VENDOR TOTAL   $7,566.68
                                                                =========

Various equipment from VoicePro consisting of:

3 GRD/LOOP START 9                                             $10,116.00
2 DIGITAL STATION CARD                                               0.00
8 VISION TELEPHONE                                               1,880.00
                                                               ----------

                                                 SUBTOTAL      $11,996.00
                                                 SALES TAX         989.67
                                                               ----------
                                                 VENDOR TOTAL  $12,985.67
                                                               ==========

Various equipment from WAN Technologies, Inc. consisting of:

2 ADTRAN TSU TI DSU/CSU-V35                                     $2,116.50
2 CISCO MALE DTE V.35 CABLE                                        170.00
1 REMOTE INSTALL ADTRAN TSU                                        250.00
                                                                ---------

                                                 SUBTOTAL       $2,536.50
                                                 FREIGHT            45.62
                                                                ---------
                                                 VENDOR TOTAL   $2,582.12
                                                                =========

Lessee:

                                   SCHEDULE A
                            TO MASTER LEASE NO. 6403
                             EQUIPMENT SCHEDULE 001
                                PROBUSINESS, INC.

Equipment Location:         18400 VON KARMEN AVENUE, SUITE 340
                            IRVINE, CALIFORNIA 92175

Various equipment from Laser-Life Technologies, Inc. consisting of:

1  HEWLETT PACKARD LASERJET 5MP 3MB RAM,                                $1,000.00
   6 PPM, 600 DPI
1  10 FOOT PARALLEL CABLE 25 PIN TO 36 PIN CENTRONIC                         0.00
                                                                        ---------

                                                       SUBTOTAL         $1,000.00
                                                       FREIGHT              18.50
                                                       SALES TAX            77.50
                                                                        ---------
                                                       VENDOR TOTAL     $1,096.00
                                                                        =========

                   TOTAL ORIGINAL EQUIPMENT COST: $670,082.83
                   ==========================================
Lessee:

                                ADDENDUM NO.1 TO
                         MASTER LEASE AGREEMENT NO.6403
                           DATED AS OF JULY 31, 1996
                                     BETWEEN
                            LINC CAPITAL MANAGEMENT,
                A DIVISION OF SCIENTIFIC LEASING INC., AS LESSOR
                                       AND
                          PROBUSINESS, INC., AS LESSEE


         This Addendum is attached to and forms part of that certain Master Lease Agreement No. 6403 dated as of July 31, 1996, between LINC CAPITAL MANAGEMENT, A DIVISION OF SCIENTIFIC LEASING, ("Lessor" or "LINC") and PROBUSINESS, INC., ("Lessee"), (the "Lease") agreeing as follows:

A. Terms defined in the Lease shall have the same meanings herein unless otherwise expressly set forth herein or otherwise required by context hereof.

B. The following shall be added to the terms of the Lease and are hereby incorporated therein by reference.

22. LEASING OF EQUIPMENT

         a. Lease Line. Subject to the terms and conditions herein set forth and in the applicable Equipment Schedule, and provided no event of default under the Lease shall have occurred and be then continuing, Lessor agrees to purchase and lease to Lessee, from time to time, the "Equipment" (as defined below). The aggregate "Cost" (as defined below) of Equipment purchased by Lessor pursuant to this Section 22.a shall in no event exceed $2,000,000.00 (the "Lease Line Amount"). All "Takedowns" (as defined below) shall be completed on or before June 30, 1997 (the "Last Takedown Date").

         b. Equipment.

               (1) Lessor will purchase certain new office furniture, office equipment, computers and peripherals (the "Equipment") from Lessee or from vendors designated by Lessee. Software cannot exceed fifteen percent (15%) of the total fundings under the lease line. Financing of any upgrades shall be limited to upgrades for assets financed by LINC or available for sale and leaseback by LINC. The purchase price for the Equipment will be equal to the lesser of either (i) 100% of the manufacturers' net invoice price (excluding applicable sales or use taxes, freight, installation, and similar charges) or
(ii) the then fair market value for each item or commercial unit of the Equipment ("Cost") or (iii) Net Book Value (determined in accordance with generally accepted principles).

               (2) The "Amount Advanced" for Equipment shall be equal to one hundred percent (100%) of the Equipment Cost. The minimum Cost for an individual item of or commercial unit of the Equipment shall not be less than $1,000.

               (3) All Equipment shall be tangible personal property eligible for MACRS depreciation under the Internal Revenue Code of 1986, as amended. The depreciation benefits arising from the Equipment will be for the account of Lessor.

               (4) Each item of or commercial unit of the Equipment, its vendor and all purchase orders, invoices and related documents will be subject to review and approval by Lessor prior to funding any Takedown.

         c. Minimum Lease Term and Monthly Lease Rate. The Minimum Lease Term for each Equipment Schedule shall be 42 months. The applicable Monthly Lease Rate factor shall be 2.8532% of Cost per month, [reflecting an annual implicit rate of 11.00%,] subject to Rate Adjustments described below.

         d. Rate Adjustment. The Lease Rate and the Monthly Lease Rate Factor will be indexed to the average yield for U.S. Treasury Notes maturing closest to the date forty-two (42) months from the commencement date of each Equipment Schedule (the "Index Instrument") currently 6.35% for the 7 3/4% Treasury Notes maturing November 1999 as reported in the Wall Street Journal dated May 13, 1996 as reported in the Wall Street Journal dated May 13, 1996. The Monthly Lease Rate Factor shall be adjusted to provide for any increase or decrease (limited) in the average yield of the Index Instrument on the commencement date of each Equipment Schedule so as to maintain an annual implicit rate equal to the Lease Rate. The average yield of the Index Instrument shall have a floor of 6.35%. Upon commencement of each Equipment Schedule, the Monthly Lease Rate Factor shall be fixed for the Initial Lease Term of such Equipment Schedule.

         e. Takedowns. "Takedowns" means the date of the final payment of the Cost of the Equipment for the applicable Equipment Schedules by LINC. All Takedowns shall commence on the first day of the calendar quarter following Lessee's acceptance of all Equipment on each Equipment Schedule. The Initial Takedown shall occur on or before August 1, 1996, provided Lessee has executed and delivered the Master Lease Agreement and all related documentation required by Lessor. Any Equipment purchased after the Initial Takedown shall be funded on subsequent Takedowns through additional Equipment Schedules of at least $100,000.00 each up to the amount of the Cost of such Equipment. Each Equipment Schedule will include all purchases of Equipment made for Equipment on a progress payment basis in the previous calendar quarter not previously included in an Equipment Schedule. All Equipment Schedules shall takedown prior to June 30, 1997.

         f. Last Month's Rent. An amount equal to $57,064.00, representing the last month's rental on the entire Lease Line Amount, calculated by multiplying the Monthly Lease Rate Factor by the Equipment Cost equal to the aggregate Lease Line Amount, will be invoiced and due at the time of the commencement of Equipment Schedule 001 and this rent will be applied to the last Monthly Lease Payment due under each Equipment Schedule on a pro rata basis. If the entire Lease Line Amount is not fully funded by June 30, 1997, then the unused amount of the last payment paid under this paragraph shall be retained by Lessor.

         g. Payment Terms. Monthly in advance.

         h. End of Term Options. Provided that the Lease has not been terminated and that no Event of Default or event which, with notice or lapse of time or both, would become an Event of Default shall have occurred and be continuing, Lessee shall elect one of the following options in clauses (i) or (ii) below:

                  (i) Lessee's Option to Renew: At the expiration of the Initial Lease Term of Schedule No. 001, Lessee may elect to renew the Lease with respect to all, and not less than all, of the Equipment under all Schedules to the Lease at their respective expiration dates for twelve (12) months at 1. 5 % of the Amount Advanced (as defined in section 22) per month, payable in advance plus any applicable taxes.

                  (ii) Lessee's Option to Purchase: At the expiration of the Initial Lease Term of Schedule No.001, Lessee may elect to purchase all, but not less than all, of the Equipment under all Schedules to the Lease at their respective expiration dates for a purchase price equal to fifteen percent (15%) of the Amount Advanced (as defined in section 22) thereof as of the end of the Minimum Lease Term applicable to each Equipment Schedule plus any applicable sales or other transfer taxes payable as a result of such sale plus any amounts that remain unpaid to Lessor under the Lease.

If neither of the foregoing options in clauses (i) or (ii) of this section is duly exercised by Lessee, this Lease shall be automatically extended at the highest rental rate in effect immediately prior to the expiration date of the Minimum Lease Term applicable to Schedule No. 001 with respect to all Equipment covered by any applicable Schedule from the expiration date of the Minimum Lease Term of each Schedule on a month-to-month basis. Lessee may terminate any such extended term on ninety (90) days' prior written notice to Lessor and so long as with such notice Lessee has elected one of the options described in clauses (i) or (ii) above.

The purchase of the Equipment by Lessee pursuant to any options herein granted shall be "AS IS, WHERE IS," without recourse to or any warranty by Lessor, other than a warranty that the Equipment is free and clear of liens and encumbrances resulting by or through acts of Lessor.

         i. Commitment Fee. Lessor acknowledges receipt of a $10,000.00 Commitment Fee from Lessee.

         j. Earnest Money Deposit. Lessor acknowledges receipt of a $10,000.00 Earnest Money Deposit. The Earnest Money Deposit will be applied to on-site documentation preparation costs (if requested by Lessee), and then to the first lease rental payment. If ProBusiness elects not to proceed with transactions contemplated herein, then the deposit amount will be retained by LINC.

         k. Conditions Precedent to Leasing. In addition to any other document or item requested by Lessor, Lessee shall deliver the items set forth below in form and substance acceptable to Lessor. With respect to the Initial Takedown the following items:

                  (1) Execution and delivery by Lessee to Lessor the following documents prior to the Initial Takedown:

                      (a)    Master Lease Agreement;
                      (b)    Addendum No. 1 to Master Lease Agreement;
                      (c)    Equipment Schedule(s), as required by Lessor;
                      (d) Secretary's certificate as to board of directors' resolutions and incumbency;

                      (e) UCC-I financing statements and protective fixture filings signed by Lessee (to be filed prior to the earlier of funding or, for Equipment delivered after the date of the Lease, delivery of Equipment to Lessee) along with any UCC Amendments relating thereto for any prior, present or subsequent Equipment Schedule;
                      (f)    Progress Payment Authorization (if applicable);
                      (g) Bill(s) of sale for Equipment sold by Lessee to Lessor (if applicable);
                      (h) Purchase Agreement Assignment of agreements between Lessee and its Equipment vendors for new Equipment (if applicable); and

                      (i)    The Warrant described in Section 24 below.

                (2) Delivery to Lessor of executed copies of the following Documents prior to the Initial Takedown:

                      (a) Legal opinion of Lessee's Counsel, in form and substance acceptable to Lessor;
                      (b)    Certificate of insurance;
                      (c) Release or subordination of all security interests in favor of any other party granted by Lessee or the owners of Equipment to be sold to Lessor which cover either the Equipment to be sold or include "after acquired" Equipment clauses in favor of such other party ("Equipment Liens"), (if applicable); and
                      (d) Release, disclaimer or subordination agreements (if required by Lessor) by each owner of any premises in which Equipment will be located of any landlord's lien or other right which a real property owner might claim in the Equipment to be leased hereunder.

                (3) With respect to Subsequent Takedowns, the following items will be required to be delivered and executed, if applicable, prior to each Subsequent Takedown:

                      (a)    Equipment Schedule(s), as needed by Lessor;
                      (b) Secretary's certificate as to board of directors' resolutions and incumbency (if requested by Lessor);
                      (c) UCC-I financing statements and protective fixture filings signed by Lessee (to be filed prior to the earlier of funding or delivery of Equipment to Lessee) along with any UCC Amendments relating thereto for any prior, present, or subsequent Equipment Schedule;
                      (d)    Progress Payment Authorization, (if applicable);
                      (e) Bill(s) of sale for Equipment sold by Lessee to Lessor (if applicable);
                      (f) Purchase Agreement Assignment of agreements between Lessee and its Equipment vendors for new Equipment (if applicable);
                      (g)    Updated legal opinion (if requested by Lessor);
                      (h)    Certificate of insurance (if requested by Lessor);
                      (i)    Release of "Equipment Liens" (if applicable);
                      (j) Landlord subordination agreements or Equipment Waiver agreements acceptable to Lessor; (if applicable);
                      (k) Original invoices issued to Lessor (or copies of invoices to Lessee and canceled checks of Lessee);
                      (l) Amendments to Articles of Incorporation and By-Laws (if applicable);

         1. Broker Fee. Lessor agrees to pay Interlease Group, Limited a Broker Fee equal to 1.5 % of the amount funded on each Takedown under the Lease Line, payable within 30 days of funding. Lessee represents and warrants that it has not made nor shall make additional payments to Interlease Group, Limited, for any services in connection with this Master Lease, and that it shall not receive any payments from Interlease Group, Limited in connection with this Master Lease.

23. PROGRESS PAYMENTS

If requested, progress payments will be made for any amount over S1,000 per invoice to vendors in accordance with Lessor's standard procedures. Interim rent on progress payments on Equipment shall be payable from the date progress payments are made to the Commencement Date of the corresponding Equipment Schedule.

Lessee shall deliver to Lessor Lessee's authorization, not less than 30 days prior to the due date thereof and in a form acceptable to Lessor, to make a progress payment and, provided on such due date no Events of Default have occurred and be continuing hereunder or under the Lease, Lessor shall make the progress payment to the manufacturer(s) or supplier(s) as set forth in such authorization. With respect to such progress payments so made by Lessor, Lessee agrees as follows:

         (i) to pay the Lessor or Lessor's Assignee a daily rental amount equal to the product of the aggregate amount of progress payments actually made by Lessor multiplied by the Lease Rate Factor as set forth in each applicable Equipment Schedule divided by thirty (30) from the date such progress payments are in fact made. Such payment shall be made by Lessee to Lessor immediately upon Lessee's receipt of a written request therefor (but not more than one such payment shall be made within any given period of thirty (30) days) accompanied by evidence reasonably satisfactory to Lessee indicating the amount and date of payment by Lessor of the progress payments in respect of which such payment is so requested;

         (ii) in the event Lessee shall not deliver Lessee's Equipment Acceptance Form with respect to the Equipment to Lessor on or before three (3) months from the date of the first progress payment made hereunder (unless such period is extended by mutual written agreement of Lessor and Lessee), to pay to Lessor or Lessor's Assignee, upon demand, an amount equal to the sum of all progress payments theretofore made by Lessor pursuant to this provision, together with unpaid daily rental amounts thereon;

         (iii) Lessee acknowledges and understands that Lessor may elect to borrow all or a portion of the progress payments required of Lessor under this provision and that as security therefor, Lessor may assign the applicable Equipment Schedule, including but not limited to Lessor's rights hereunder, to the lender of such amounts so borrowed. Lessee agrees, without notice to Lessee, Lessor may make such assignment in connection with any such borrowing and for the protection and benefit of Lessor and any such assignee, the rights of Lessor or its assignee in and to such payments shall be absolute and unconditional under all circumstances, notwithstanding: (i) any set-off, abatement, reduction, counterclaim, recoupment, defense or other right which Lessee may have against Lessor, the manufacturer(s) or seller(s) of the Equipment, or any other person for any reason whatsoever; or (ii) any defect in condition, operation, fitness or use, damage or destruction of the Equipment, or failure of the manufacturer(s) or supplier(s) to deliver the Equipment for any reason whatsoever; or (iii) or any insolvency, bankruptcy, reorganization or similar proceedings instituted by or against the Lessor or Lessee.

24.  WARRANTS

In connection with the Master Lease Agreement No. 6403, Lessee shall issue and deliver to Lessor a warrant to purchase 10,000 shares of Series E Preferred Stock at the same exercise price as the most recent equity placement, which is $7.94 per share.

The warrants shall be issued and delivered to Lessor upon execution of the Master Lease Agreement. The warrant expiration date shall be five (5) years from the date of the final acceptance of the Equipment under the lease. The terms of the warrant shall include piggyback registration rights on a pro rata basis with the shares of other shareholders subject to cutback on the Initial Public Offering, acceptable anti-dilution rights, and shall provide for a "cashless" exercise provision in the event of exercise by LINC.

25. REPORTS

         a. Reports. (1) within 30 days of the end of a quarter. Lessee shall furnish to Lessor the following quarterly financial and operating performance data: Statement of Cash Flow, Operating data (which shall include updates on items (1) and (2) in section 26 herein), Income Statement and Balance Sheet, (2) Within 60 days of year end, Lessee shall furnish to Lessor the following audited financial statements: Statement of Cash Flow, Operating data (which shall include updates on items (1) and (2) in section 26 herein), Income Statement and Balance Sheet; (3) Lessee shall furnish to Lessor copies of minutes of the meetings of the Board of Directors of Lessee and actions approved by consent in lieu of a meeting in connection with the transactions contemplated by the Lease; and (4) If an Event of a Default occurs, Lessee shall have the right to review all minutes of all Board of Directors Meetings.


26.     OTHER SPECIAL TERMS AND CONDITIONS

         a. Material Adverse Change. Lessee shall furnish to Lessor prompt written notice of any Material Adverse Change. A "Material Adverse Change" occurs if: (1) The cash balance or available borrowing capacity under a revolving line of credit is less than $1 million; (2) The net customer base loss exceeds ten percent (10%) for any given calendar quarter measured against the previous quarter; (3) The revenues for a quarter are ninety percent (90%) or less than revenues for the corresponding quarter one year prior; or (4) Upon the incapacitation or death of Thomas H. Sinton.

IN WITNESS WHEREOF, this Addendum has been executed by a duly authorized officer of Lessee as of the ______ day of ___________ 19_____.

                                  PROBUSINESS, INC.
                                  (Lessee)

                                  By:    /s/ Steven Klei
                                         --------------------------------------
                                  Name:  /s/ Steven Klei
                                         -------------------------------------
                                  Title: /s/ Vice President
                                         --------------------------------------

                                  LINC CAPITAL MANAGEMENT, A DIVISION OF
                                  SCIENTIFIC LEASING INC.
                                  (Lessor)

                                  By:    /s/ Mark K. Zimmerman
                                         --------------------------------------
                                  Name:  /s/ Mark K. Zimmerman
                                         --------------------------------------
                                                  VICE PRESIDENT
                                  Title:
                                         --------------------------------------
                                  Date:  Illegible
                                         --------------------------------------

LINC CAPITAL MANAGEMENT, A DIVISION OF    LINC CAPITAL MANAGEMENT, A DIVISION OF
SCIENTIFIC LEASING INC.                   SCIENTIFIC LEASING INC.
MASTER LEASE AGREEMENT                    303 EAST WACKER Drive
                                          Chicago, Illinois 60601
                                          (312) 946-1000


  LESSEE:         ProBusiness Inc.           MASTER LEASE AGREEMENT NO. 6403

  ADDRESS: 5934 Gibraltar Drive              DATE: July 31, 1996
           Pleasanton, California 94588

LINC CAPITAL Management, A DIVISION OF SCIENTIFIC LEASING INC. ("Lessor") hereby leases to Lessee and Lessee leases from Lessor, in accordance with the terms and conditions hereinafter set forth, the equipment and property together with all replacement parts, additions, accessories, alterations and repairs incorporated therein or now or hereafter affixed thereto (herein collectively referred to as the "Equipment") described in each Equipment Schedule which may be executed by Lessor and Lessee from time to time (individually a "Schedule' and collectively, the "Schedules"), each of which is made a part hereof. For all purposes of this Master Lease Agreement ("Lease"), each Schedule relating to one or more items of Equipment shall be deemed a separate lease incorporating all of the terms and provisions of this Lease. In the event of a conflict between the terms of this Lease the terms and conditions of a Schedule, the terms and conditions of the Schedule shall govern and control that Schedule.


1. TERM AND RENTAL. The term of this Lease (the "Minimum Lease Term") for any item of Equipment shall be set forth in the Schedule relating to such item of Equipment and shall commence (the "Commencement Date") on the acceptance Date ("Acceptance Date"), which shall be the applicable of: (1) the later of (a) the date of delivery of the Equipment to Lessee and (b) the date of acceptance of such Equipment by Lessee; (2) in the case of Equipment which is the subject of a sale and leaseback between Lessor and Lessee, the date upon which Lessor purchases such Equipment from Lessee: or (3) in the case of Equipment requiring installation, the date of installation of the Equipment. If the Acceptance Date Is other than the first day of a calendar quarter. then the Commencement Date of the Minimum Lease Term set forth in any Schedule shall be the first day of the calendar quarter following the month which includes the Acceptance Date and Lessee shall pay to Lessor, in addition to all other sums due hereunder, an amount equal to one-thirtieth of the amount of the average monthly rental payment due or to become due hereunder multiplied by the number of days from and including the Acceptance Date to the Commencement Date of the Minimum Lease Term set forth in the Schedule. Lessee agrees to pay the total rental quarter following the month which includes the Acceptance Date and Lessee shall pay to Lessor, in addition to all other sums due hereunder, an amount equal to one-thirtieth of the amount of the average monthly rental payment due or to become due hereunder multiplied by the number of days from and including the Acceptance Date to the Commencement Date of the Minimum Lease Term set forth in the Schedule. Lessee agrees to pay the total rental for the entire term hereof, which shall be the total amount of all rental payments set forth in the Schedule, plus such additional amounts as may become due hereunder or pursuant to any written modification hereof or additional written agreement hereto. Except as otherwise specified in the Schedule. rental payments hereunder shall be monthly and shall be payable in advance on the first day of each month during the term of this Lease beginning with the Commencement Date of the Minimum Lease Term and shall be sent to the address of the Lessor specified in this Lease or the Schedule or as otherwise directed by the Lessor in writing. Rental payments or any other payments due hereunder not made on or before the due date shall be overdue and shall be subject to a service charge in an amount equal to two percent (2%) per month of the overdue payments or the maximum rate permitted by law whichever is less (the "Service Charge Rate"). If Lessor shall at any time accept a rental payment after it shall become due, such acceptance shall not constitute or be construed as a waiver of any or all of Lessor's rights hereunder, including without limitation those rights of Lessor set forth in Sections 12 and 13 hereof.

2. TITLE TO EQUIPMENT; LIENS. (a) All of the Equipment shall remain personal property (whether or not the Equipment may at any time become attached or affixed to real property). All replacement parts or repairs incorporated in or affixed to the Equipment (herein collectively called "Appurtenances" and included in the definition of "Equipment"), whether before or after the Commencement Date, shall become subject to this Lease upon being so incorporated or affixed. (b) During the term of each Schedule and upon Lessee's full performance of all its obligations under or relating to such Schedule and the Lease as they relate to such Schedule, Lessor shall retain title to such Equipment, provided, that, Lessee and Lessor acknowledge that transactions documented hereunder and under each Schedule shall constitute a "Lease intended as security", or "security interest", as the case may be under the Uniform Commercial Code. Lessee agrees to promptly execute and deliver or cause to be executed and delivered to Lessor and Lessor is hereby authorized to record or file, any statement and/or instrument requested by Lessor for the purpose of showing Lessor's interest in the Equipment, including without limitation, financing statements, security agreements, and (using its best efforts) waivers with respect to rights in the Equipment from any owners or mortgagees of any real estate where the Equipment may be located. Without limiting any provision of this Lease and not withstanding any provision hereof to the contrary, (i) to secure Lessee's obligations to Lessor hereunder, under any Schedule and under any other document relating to this Lease (both now existing and hereafter arising), Lessee hereby grants to Lessor a first priority security interest in the Equipment described in each Schedule together with all products, proceeds, replacements, substitutions thereof and Appurtenances thereto and (ii) such security interest will be a valid. perfected and enforceable first priority security interest in such Equipment. In the event that Lessee fails or refuses to execute and/or file Uniform Commercial Code financing statements or other instruments or recordings which Lessor or its assignee reasonably deems necessary to perfect or maintain perfection of Lessor's or its assignee's interests hereunder. Lessee hereby appoints Lessor as Lessee's limited attorney-in-fact to execute and record all documents necessary to perfect or maintain the perfection of Lessor's interests hereunder. Lessee shall pay Lessor for any costs and fees relating to any filings hereunder including, but not limited to, costs, fees, searches, document preparation, documentary stamps, privilege taxes and reasonable attorneys' fees. (c) Lessee shall at its expense:
(i) indemnify, protect and defend Lessor's title to the Equipment from and against all persons claiming against or through Lessee, (ii) at all times keep the Equipment free from any and all liens, encumbrances, attachments, levies, executions, burdens, charges or legal process of any and every type whatsoever except the lien of Lessor hereunder: (iii) give Lessor immediate written notice of any breach of this Lease described in clause (ii); and (iv) indemnify, protect and save Lessor harmless from any loss, cost or expense (including reasonable attorneys' fees) caused by the Lessee's breach of any of the provisions of this Lease, whether incurred by Lessor in pursuing its rights against Lessee or defending against any claims or defenses asserted by or through Lessee. (d) It is hereby agreed between Lessee and Lessor that, for Federal, state and local income tax purposes (i) the Lease is, and will be consistently treated as, a financing rather than a true lease,
(ii) Lessee will be the owner of the Equipment delivered under this Lease; (iii) Lessee will not claim any rental deduction for amounts paid to Lessor under the Lease; (iv) Lessor will not claim any cost recovery or depreciation deductions with respect to the Equipment delivered under this Lease; (v) neither Lessor nor Lessee will at any time take any action, directly or indirectly, or file any returns or other documents inconsistent with the foregoing; and (vi) Lessor and Lessee will file such returns, take such actions and execute such documents as may be reasonable and necessary to facilitate accomplishment of the intent expressed herein.

         If any item of Equipment includes computer software, Lessee shall execute and deliver and shall cause Seller (as hereinafter defined) to deliver all such documents as are necessary to effectuate assignment of all applicable software licenses to Lessor. Lessee shall at its expense: (i) indemnify, protect and defend Lessor's title to the Equipment from and against all persons claiming against or through Lessee; (ii) at all times keep the Equipment free from any and all liens, encumbrances, attachments, levies, executions, burdens, charges or legal process of any and every type whatsoever; (iii) give Lessor immediate written notice of any breach of this Lease described in clause (ii); and (iv) indemnify, protect and save Lessor harmless from any loss, cost or expense (including reasonable attorneys' fees incurred by Lessor in pursuing its rights against Lessee or defending any claims or defenses asserted by or through Lessee) caused by the Lessee's breach of any of the provisions of this Lease.

3. ACCEPTANCE AND RETURN OF EQUIPMENT. Lessor shall, at any time prior to unconditional acceptance of all Equipment by Lessee, have the right to cancel this Lease with respect to any Equipment (and if any such Equipment or any portion thereof has not previously been delivered, Lessor may refuse to pay for such Equipment or any portion thereof or refuse to cause the same to be delivered) if: (a) the Acceptance Date with respect to any such item of Equipment to be leased pursuant to any Schedule has not occurred within sixty
(60) days of the estimated Acceptance Date set forth in such Schedule or (b) there shall be a Material Adverse Change (as defined in section 26 of Addendum No. 1 to Master Lease Agreement No. 6403), since the date of the most recent financial statements of Lessee or of any guarantor Of Lessee's performance hereunder submitted to Lessor. Upon any cancellation by Lessor pursuant to this Section or the provisions of any Schedule, Lessee shall forthwith reimburse to Lessor all sums paid by Lessor with respect to such Equipment plus all costs and expenses of Lessor incurred in connection with such Equipment and any interest or rentals due hereunder in connection with such Equipment and shall pay to Lessor all other sums then due hereunder, whereupon if Lessee is not then in default and has fully performed all of its obligations hereunder, Lessor will, upon request of Lessee, transfer to Lessee without warranty or recourse any rights that Lessor may then have with respect to such Equipment. Lessee agrees to promptly execute and deliver to Lessor (in no event later than 15 days after the Acceptance Date) a confirmation by Lessee of unconditional acceptance of the Equipment in the form supplied by Lessor (the "Equipment Acceptance"). Lessee agrees, before execution of the aforesaid Equipment Acceptance, to inform Lessor in writing of any defects in the Equipment, or in the installation thereof, which have come to the attention of Lessee or its agents and which might give rise to a claim by Lessee against the Seller or any other person. If Lessee fails to give notice to Lessor of any such defects or fails to deliver to Lessor the Equipment Acceptance as provided herein, it shall be deemed an acknowledgment by Lessee (for purposes of this Lease only) that no such defects in the Equipment or its installation exist and it shall be conclusively presumed, solely as between Lessor and its assignees and Lessee, that such Equipment has been unconditionally accepted by Lessee for lease hereunder. Except as otherwise provided in any Schedule, Lessee shall provide Lessor ninety
(90) days prior written notice of its intention to return the Equipment upon expiration of the Minimum Lease Term. Upon expiration or the cancellation or termination of the Lease with respect to any Equipment, Lessee shall, at its own expense, assemble, crate, insure and deliver all of the Equipment and all of the service records and all software and software documentation subject to this Lease and any Schedules hereto to Lessor in the same good condition and repair as when received, reasonable wear and tear resulting only from proper use thereof excepted, to such reasonable destination within the continental United States as Lessor shall designate. Lessee shall, use its best efforts immediately prior to such return of each item of Equipment to provide to Lessor a letter from the manufacturer of the Equipment or another service organization reasonably acceptable to Lessor certifying that said item is in good working order, reasonable wear and tear resulting only from proper use thereof excepted, that such item is eligible for a maintenance agreement by such manufacturer and all software is included thereon. If any computer software requires relicensing when removed from Lessee's premises, Lessee shall bear all costs of such relicensing. If Lessee fails for any reason to provide the notice set forth above or to re-deliver the Equipment back to Lessor in accordance with the terms set forth above. Lessee shall pay to Lessor, at Lessor's election, an amount equal to the highest monthly payment set forth in the Schedule for a period of not less than three
(3) months and at the end of such period of time ("Holdover Period"), Lessee shall return the Equipment to Lessor as provided herein. If Lessee fails or refuses to return the Equipment as provided herein at the end of any Holdover Period, Lessee shall pay to Lessor, at Lessor's option, an amount equal to the highest monthly payment set forth in the Schedule for each month or portion thereof, until Lessee so returns the Equipment to Lessor.


4. DISCLAIMER OF WARRANTIES. LESSEE HAS EXCLUSIVELY SELECTED AND CHOSEN THE TYPE, DESIGN, CONFIGURATION, SPECIFICATION AND QUALITY OF THE EQUIPMENT HEREIN LEASED AND THE VENDOR, DEALER, SELLER, MANUFACTURER OR SUPPLIER THEREOF (HEREIN COLLECTIVELY CALLED "SELLER"), AS SET FORTH IN THE SCHEDULES. LESSOR MAKES NO REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING WITHOUT LIMITATION, THE CONDITION OF THE EQUIPMENT, ITS MERCHANTABILITY OR ITS FITNESS, ADAPTABILITY, ANY IMPLIED WARRANTY OF QUIET ENJOYMENT OR NON-INTERFERENCE OR SUITABILITY FOR ANY PARTICULAR PURPOSE, AND, LESSEE LEASES, HIRES AND RENTS THE EQUIPMENT "WHERE IS, AS IS" Lessee understands and agrees that neither Seller, nor any agent of Seller, is an agent of Lessor or is in any manner authorized to waive or alter any term or condition of this Lease. Lessor shall not be liable for any loss or damage suffered by Lessee or by any other person or entity, direct or indirect or consequential, including, but not limited to, business interruption and injury to persons or property, resulting from non-delivery or late delivery, installation, failure or faulty operation, condition, suitability or use of the Equipment leased by Lessee hereunder, or for any failure of any representations, warranties or covenants made by the Seller. Any claims of Lessee shall not be made against Lessor but shall be made, if at all, solely and exclusively against Seller, or any persons other than the Lessor. Lessor hereby authorizes Lessee to enforce during the term of this Lease, in its name, but at Lessee's

    MASTER LEASE - SECURITY 3/95

                AMENDED 8/17/95

sole effort and expense, all warranties, agreements or representations, if any, which may have been made by Seller to Lessor or to Lessee, and Lessor hereby assigns to Lessee solely for the limited purpose of making and prosecuting any such claim, all rights which Lessor may have against Seller for breach of warranty or other representation respecting the Equipment.

5. CARE, TRANSFER AND USE OF EQUIPMENT. Lessee, at its own expense, shall maintain the Equipment in good operating condition, repair and appearance in accordance with Seller's specifications and in compliance with all applicable laws and regulations and shall protect the Equipment from deterioration except for reasonable wear and tear resulting only from proper use thereof. When generally offered, Lessee shall, at its expense, keep a maintenance contract in full force and effect, throughout the term of this Lease and any Schedule hereto. The disrepair or inoperability of the Equipment regardless of the cause thereof shall not relieve Lessee of the obligation to pay rental hereunder. Lessee shall not make any modification, alteration or addition to the Equipment (other than normal operating accessories or controls). Lessee will not, and will not permit anyone other than the authorized field engineering representatives of Seller or other maintenance organization reasonably acceptable to Lessor to effect any inspection, adjustment, preventative or remedial maintenance or repair to the Equipment. LESSEE MAY NOT (A) RELOCATE OR OPERATE THE EQUIPMENT AT LOCATIONS OTHER THAN THE PREMISES OF LESSEE SPECIFIED IN THE APPLICABLE SCHEDULE (THE "PREMISES"), EXCEPT WITH LESSOR'S PRIOR WRITTEN CONSENT, WHICH SHALL NOT BE UNREASONABLY WITHHELD IF SUCH OTHER LOCATION IS WITHIN THE CONTINENTAL UNITED STATES, OR (B) SELL, CONVEY, TRANSFER, ENCUMBER, PART WITH POSSESSION OF, OR ASSIGN ANY ITEM OF EQUIPMENT OR ANY OF ITS RIGHTS HEREUNDER, AND ANY SUCH PURPORTED TRANSACTION SHALL BE NULL AND VOID AND OF NO FORCE OR EFFECT. In the event of a relocation of the Equipment or any item thereof to which Lessor consents, all costs (including any additional property taxes or other taxes and any additional expense of insurance coverage) resulting from any such relocation, shall be promptly paid by Lessee upon presentation to Lessee of evidence supporting such cost. Lessor shall have the right during normal business hours upon reasonable notice to Lessee, subject to applicable laws and regulations, to enter Lessee's Premises in order to inspect, observe, affix labels or other markings, or to exhibit the Equipment to prospective purchasers or future lessees thereof, or to otherwise protect Lessor's interest therein; provided, that any such inspections or visits are reasonably conducted.

6. NET LEASE. THIS LEASE AND ANY SCHEDULE HERETO IS A NET LEASE, AND ALL PAYMENTS HEREUNDER ARE NET TO LESSOR. All taxes, assessments, licenses, and other charges (including, without limitation personal property taxes and sales, use and leasing taxes and penalties and interest on such taxes) imposed, levied or assessed on the ownership, possession, rental or use of the Equipment during the term of this Lease and any Schedule hereto (except for Lessor's federal or state net income taxes) shall be paid by Lessee when due and before the same shall become delinquent, whether such taxes are assessed or would ordinarily be assessed against Lessor or Lessee. To the extent possible under applicable law, for personal property or advalorem tax return purposes only, Lessee shall include the Equipment on such returns as may be required, which returns shall be timely filed by it. In any event, Lessee shall file all tax returns required for itself or Lessor and Lessor hereby appoints Lessee as its attorney-in-fact for such purpose. In case of failure by Lessee to so pay said taxes, assessments, licenses or other charges, Lessor may pay all or any part of such items, in which event the amount so paid by Lessor including any interest or penalties thereon and reasonable attorneys' fees incurred by Lessor in pursuing its rights against Lessee or defending against any claims or defenses asserted by or through Lessee shall be paid by Lessee to Lessor as additional rental hereunder no later than the next rental payment date following receipt of invoice therefor. Lessee shall promptly pay all costs, expenses and obligations of every kind and nature incurred in connection with the use or operation of the Equipment which may arise or become due during the term of this Lease and any Schedule hereto, whether or not specifically mentioned herein. In case of failure by Lessee to comply with any provision of this Lease and any Schedule hereto, Lessor shall have the right, but not the obligation, to effect such compliance on behalf of Lessee. In such event, all costs and expenses incurred by Lessor in effecting such compliance shall be paid by Lessee to Lessor as additional rental hereunder no later than the next rental payment date following receipt of invoice therefor.

7. INDEMNITY. Lessee shall and does hereby agree to indemnify, defend and hold Lessor and its assigns harmless from and against any and all liability, loss, costs, injury, damage, penalties, suits, judgements, demands, claims, expenses and disbursements (including without limitation, reasonable attorneys' fees incurred by Lessor in pursuing its rights against Lessee or defending against any claims or defenses asserted by or through Lessee) of any kind whatsoever arising out of, on account of, or in connection with this Lease and the Equipment leased hereunder, including, without limitation, its manufacture, selection, purchase, delivery, rejection, installation, ownership, possession, leasing, renting, operation, control, use, maintenance and the return thereof. This indemnity shall survive the Minimum Lease Term or earlier cancellation or termination of this Lease and any Schedule hereto.


8. INSURANCE. Commencing on the date that risk of loss or damage passes to Lessor from the Seller and continuing until Lessee has re-delivered possession of the Equipment to Lessor, Lessee shall, at its own expense, keep the Equipment (including all additions thereto) insured against all risks of loss or damage from every and any cause whatsoever in such amounts (but in no event less than the greater of the replacement value thereof or the amount set forth in the applicable Casualty Schedule, whichever is higher) with such deductibles and exclusions as approved by Lessor and in such form as is satisfactory to Lessor. All such insurance policies shall protect Lessor and Lessor's assignee(s) as loss payees as their interests may appear. Lessee shall also, at its own expense, carry public liability insurance, with Lessor and Lessor's assignee(s) as an additional insured, in such amounts with such companies and in such form as is satisfactory to Lessor, with respect to injury to person or property resulting from or based in any way upon or in any way connected with or relating to the installation, use or alleged use, or operation of any or all of the Equipment, or its location or condition. Not less than ten days prior to the Acceptance Date, Lessee shall deliver to Lessor satisfactory evidence of such insurance and shall further deliver evidence of renewal of each such policy not less than thirty (30) days prior to expiration thereof. Each such policy shall contain an endorsement providing that the insurer will give Lessor not less than thirty (30) days prior written notice of the effective date of any alteration, change, cancellation, or modification of such policy or the failure by Lessee to timely pay all required premiums, costs or charges with respect thereto. Upon Lessor's request, Lessee shall cause its insurance agent(s) to execute and deliver to Lessor Loss Payable Clause Endorsement and Additional Insured Endorsement (bodily injury and property damage liability insurance) forms provided to Lessee by Lessor. In case of the failure to procure or maintain such insurance, Lessor shall have the right, but not the obligation, to obtain such insurance and any premium paid by Lessor shall be due and payable



Master Lease - Security 3/95         3

                Amended 8/17/95

by Lessee to Lessor as additional rent hereunder no later than the next rental payment date following receipt of invoice therefor. The maintenance of any policy or policies of insurance pursuant to this Section shall not limit any obligation or liability of Lessee pursuant to Sections 7 or 9 or any other provision of this Lease and any Schedule hereto.

9. RISK OF LOSS. Until such time as the Equipment is returned and delivered to and accepted by Lessor, pursuant to the terms of this Lease and any Schedule hereto, Lessee hereby assumes and shall bear the entire risk of loss, damage, theft and destruction of the Equipment, or any portion thereof, from any cause whatsoever ("Equipment Loss"). Without limitation of the foregoing, no Equipment Loss shall relieve Lessee in any way from its obligations hereunder. Lessee shall promptly notify Lessor in writing of any Equipment Loss. In the event of any such Equipment Loss, Lessee shall: (a) in the event Lessor determines such Equipment to be repairable, promptly place, at Lessee's expense, the Equipment in good repair, condition and working order in accordance with Seller's specifications and to the satisfaction of Lessor; or (b) in the event of an actual or constructive total loss of any item of Equipment, at Lessor's option:
(i) promptly replace, at Lessee's expense, the Equipment with like equipment of the same or a later model with the same additions as the Equipment, and in good repair, condition and working order in accordance with the Seller's specifications and to the satisfaction of Lessor; or (ii) immediately pay to Lessor the amount obtained by multiplying the Actual Equipment Cost as specified in the applicable Schedule by the percentage contained in the applicable Casualty Schedule for the date of such Equipment Loss plus, any unpaid rentals or any amounts due hereunder or, if no Casualty Schedule has been made a part of any applicable Schedule, an amount equal to the present value of the total amount of unpaid rentals and all other amounts due and to become due under any applicable Schedule during the term thereof as of the date of any payment, discounted at a rate equal to discount rate of the Federal Reserve Bank of Chicago as of the Commencement Date of the Lease with respect to each applicable Schedule, plus an additional amount equal to the fair market value of the Equipment immediately prior to the loss, theft, damage, or destruction, but in no event shall the amount of such fair market value be less than twenty percent (20%) of the actual cost of the Equipment. In the event Lessee is required to repair or replace any such item of Equipment pursuant to Subsections (a) or
(b)(i) of the preceding sentence, the insurance proceeds received by Lessor, if any, pursuant to Section 8, after the use of such funds to pay any unpaid amounts then due hereunder, shall be paid to Lessee or, if applicable, to a third party repairing or replacing the Equipment upon Lessee's furnishing proof satisfactory to Lessor that such repair or replacement has been completed in a satisfactory manner. In the event Lessor elects option (b)(ii), Lessee shall be entitled to a credit against the payment required by said Subsection in an amount equal to such insurance proceeds actually received by Lessor pursuant to
Section 8 on account of such Equipment, (and Lessee shall be entitled to any such insurance proceeds in excess of the amount required to be paid to Lessor pursuant to Subsection (b)(ii)) and, upon payment by Lessee to Lessor of all of the sums required pursuant to Subsection (b)(ii), the applicable Schedule shall terminate with respect to such item of Equipment and Lessee shall be entitled to whatever interest Lessor may have in such item "as is, where is" and with all faults" in its then condition and location without warranties of any type whatsoever, express or implied.

10. COVENANTS OF LESSEE. LESSEE AGREES THAT ITS OBLIGATIONS UNDER THIS LEASE AND ANY SCHEDULE HERETO, INCLUDING WITHOUT LIMITATION, THE OBLIGATION TO PAY RENTAL, ARE IRREVOCABLE AND ABSOLUTE, SHALL NOT ABATE FOR ANY REASON WHATSOEVER (INCLUDING ANY CLAIMS AGAINST LESSOR), AND SHALL CONTINUE IN FULL FORCE AND EFFECT REGARDLESS OF ANY INABILITY OF LESSEE TO USE THE EQUIPMENT OR ANY PART THEREOF FOR ANY REASON WHATSOEVER INCLUDING, WITHOUT LIMITATION, WAR, ACT OF GOD, STORMS, GOVERNMENTAL REGULATIONS, STRIKE OR OTHER LABOR TROUBLES, LOSS, DAMAGE, DESTRUCTION,

DISREPAIR, OBSOLESCENCE, FAILURE OF OR DELAY IN DELIVERY OF THE EQUIPMENT, OR FAILURE OF THE EQUIPMENT TO PROPERLY OPERATE FOR ANY CAUSE. In the event of any alleged claim (including a claim which would otherwise be in the nature of a set-off) against Lessor, Lessee shall fully perform and pay its obligations hereunder (including all rents, without set-off or defense of any kind) and its only exclusive recourse against Lessor shall be by a separate action. Lessee agrees to furnish promptly to Lessor the quarterly financial statements of Lessee (and of any guarantors of Lessee's performance under this Lease and any Schedule hereto), prepared in accordance with generally accepted accounting principles and certified by independent certified public accountants, and such interim financial statements of Lessee as Lessor may require during the entire term of this Lease and any Schedule hereto. Lessee, if requested, shall provide at Lessee's expense an opinion of its counsel acceptable to Lessor affirming the covenants, representations and warranties of Lessee under this Lease and any Schedule hereto.


11. REPRESENTATIONS AND WARRANTIES. In order to induce Lessor to enter into this Lease and any Schedule hereto and to lease the Equipment to Lessee hereunder, Lessee represents and warrants that: (a) FINANCIAL STATEMENTS. (i) applications, financial statements, and reports which have been submitted by Lessee and any Obligors (as hereinafter defined) to Lessor, and all information hereafter furnished by Lessee and Obligors to Lessor represent in all material respects as of the date submitted; (ii) as of the date hereof, the date of any Schedule and any Acceptance Date, there has been no Material Adverse Change (as defined in section 26 of Addendum No. 1 to Master Lease Agreement No. 6403) and, (iii) none of the foregoing omit or omitted to state any material fact.
(b) ORGANIZATION. Lessee is an organizational entity described on the signature page hereof and is duly incorporated, validly existing and is duly qualified to do business and is in good standing in each State in which the Equipment will be located. (c) AUTHORITY. Lessee has full power, authority and right to execute, deliver and perform this Lease and any Schedule hereto, and the execution, delivery and performance hereof has been authorized by all necessary action of Lessee. (d) ENFORCEABILITY. This Lease and any Schedule or other document executed in connection therewith has been duly executed and delivered by Lessee and any Obligor and constitutes a legal, valid and binding obligation of Lessee and any Obligor enforceable in accordance with its terms. (e) CONSENTS. Except as disclosed, the execution, delivery and performance of this Lease and any Schedule hereto does not require any approval or consent of any stockholders, partners or proprietors or of any trustee or holders of any indebtedness or obligations of Lessee, and will not contravene any law, regulation, judgment or decree applicable to Lessee, or the certificate of incorporation, partnership agreement, by-laws or other governing documents of Lessee, or contravene the provisions of, or constitute a material default under, or result in the creation of any lien upon any property of Lessee under any mortgage, instrument or other agreement to which Lessee is a party or by which Lessee or its assets may be bound or affected. Except as disclosed, no authorization, approval, license, filing or registration with any court or governmental agency or instrumentality is necessary in connection with the execution, delivery, performance, validity and enforceability of this Lease and any Schedule hereto. (f) TITLE AND SECURITY INTEREST. On each Commencement Date, Lessor shall have a valid, perfected, first priority security interest in the items of Equipment which is subject to this Lease and any Schedule hereto on such date, free and clear of all liens, except the lien of Seller which will be released upon receipt of payment and the lien evidenced by this Lease. Lessee warrants that no party has a security interest in

Master Lease - Security 3/95

                Amended 8/17/95

the Equipment which will not be released on or before payment by Lessor to Seller of the Equipment and that the Equipment and shall at all times remain personal property regardless of how it may be affixed to any real property. (g) LITIGATION. There is no action, suit, investigation or proceeding by or before any court, arbitrator, agency or governmental authority pending or threatened against or affecting Lessee: (i) which involves the Equipment or the transactions contemplated by this Lease and any Schedule hereto; or which, if adversely determined, would reasonably be likely to have a material adverse effect on the financial condition, business or operation of Lessee.

12. EVENTS OF DEFAULT. An event of default ("Event of Default") shall occur hereunder if Lessee or any Obligor ("Obligor" shall include any guarantor or surety of any obligations of Lessee to Lessor under this Lease and any Schedule hereto): (i) fails to pay any installment of rent or other payment required hereunder when due and such failure continues after a 5 day grace period; or
(ii) attempts to or does remove from the Premises (except a relocation with Lessor's consent as provided in Section 5), sell, transfer, encumber, part with possession of, or sublet any item of the Equipment; or (iii) shall suffer or have suffered, a Material Adverse Change (as defined in section 26 of Addendum No. 1 to Master Lease Agreement No. 6403) since the date of the last financial statements submitted to Lessor, and as a result thereof Lessor deems itself to be insecure, or any of the statements or other documents or information submitted at any time heretofore or hereafter by Lessee or Obligor to Lessor has misstated or shall misstate or has failed or shall fail to state a material fact; or (iv) breaches or shall have breached any representation or warranty made or given by Lessee or Obligor in this Lease or in any other document furnished to Lessor in connection herewith, or any such representation or warranty shall be untrue or, by reason of failure to state a material fact or otherwise, shall be misleading; or (v) fails to perform or observe any other covenant, condition or agreement to be performed or observed by it hereunder, and such failure or breach shall continue unremedied for a period of ten days after the earlier of (a) the date on which Lessee obtains, or should have obtained knowledge of such failure or breach, or (b) the date on which notice thereof shall be given by Lessor to Lessee; or (vi) shall become insolvent or bankrupt or make an assignment for the benefit of creditors or consent to the appointment of a trustee or receiver, or a trustee or receiver shall be appointed for a substantial part of its property without its consent, or bankruptcy or reorganization or insolvency proceeding shall be instituted by or against Lessee or Obligor; or (vii) conveys, sells, transfers or assigns substantially all of Lessee's or Obligor's assets or ceases doing business as a going concern, or, if a corporation, ceases to be in good standing or files a statement of intent to dissolve, or abandons any or all of the Equipment, or
(viii) shall be in breach of or default under any lease or other agreement at any time executed with Lessor or any other lessor or with any lender to Lessee or Obligor.

13. REMEDIES. Upon the occurrence of an Event of Default (the "Default Date") set forth in Section 12 and at any time thereafter, Lessor may, in its sole and absolute discretion, do any one or more of the following: (a) upon notice to Lessee cancel all or any portion of this Lease and some or all Schedules executed pursuant thereto; (b) enter Lessee's Premises and without removal of the Equipment, render the Equipment unusable or, require Lessee to assemble the Equipment and make it available to Lessor at a place designated by Lessor, and/or dispose of the Equipment by sale or otherwise (all of which determinations may be made by Lessor in its sole and absolute discretion) without any duty to account for such action or inaction or for any proceeds or profits with respect thereto; (c) declare immediately due and payable all sums due and to become due hereunder for the full term of the Lease (including any renewal or purchase obligations which Lessee has contracted to pay); (d) with or without canceling this Lease, recover from Lessee damages, in an amount equal to the sum of: (i) all unpaid rent and other amounts that became due and payable on, or prior to, the Default Date,

(ii) the present value of all future rentals and other amounts described in the Lease and not included in (i) above discounted to the Default Date at a rate equal to the discount rate of the Federal Reserve Bank of Chicago as of the Comencement Date of the Lease with respect to each Schedule (which discount rate, Lessee agrees is a commercially reasonable rate which takes into account the facts and circumstances at the time such Schedule commenced), (iii) all commercially reasonable costs and expenses incurred by Lessor in enforcing Lessor's rights under this Lease, or defending against any claims or defenses asserted by or through Lessee, including but not limited to, costs of repossession, recovery, storage, repair, sale, release and reasonable attorneys' fees, (iv) the estimated residual value of the Equipment as of the expiration of the Lease, (v) any indemnity amount payable to Lessor; and (vi) interest on all of the foregoing from the Default Date until the date payment is received by Lessor at 3 1/2% in excess of the Prime Rate (or its equivalent) per annum in effect on the date of such payment at the First National Bank of Chicago) or the highest rate permitted by law, whichever is less; (e) exercise any other right or remedy which may be available to it under the Uniform Commercial Code or any other applicable law. Lessor reserves the right, in its sole and absolute discretion, to release or sell any or all of the Equipment at a public auction or in a private sale, at such time, on such terms and with such notice as Lessor shall in its sole and absolute discretion deem reasonable. In such event, without any duty on Lessor's part to effect any such re-lease or sale of the Equipment, Lessor will credit the present value of any proceeds from such sale or re-lease actually received and retainable by it (net of any and all costs or expenses) discounted from the date of Lessor's receipt thereof to the Default Date at 3 1/2% in excess of the Prime Rate (or its equivalent) per annum in effect on the date of such payment at the First National Bank of Chicago, or the highest rate permitted by law, whichever is less to the amounts due to Lessor from Lessee under the provisions of (c), (d) and/or (e) above. A cancellation of this Lease shall occur only upon notice by Lessor and only as to such items of Equipment as Lessor specifically elects to cancel and this Lease shall continue in full force and effect as to the remaining items of Equipment, if any. If this Lease and/or any Schedule is deemed at any time to be one intended as security, Lessee agrees that the Equipment shall secure, in addition to the indebtedness set forth herein, any other indebtedness at any time owing by Lessee to Lessor. No remedy referred to in this Section is intended to be exclusive, but shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity. No express or implied waiver by Lessor of any default shall constitute a waiver of any other default by Lessee or a waiver of any of Lessor's rights.

14. ASSIGNMENT BY LESSOR. LESSOR MAY (WITH OR WITHOUT NOTICE TO LESSEE) SELL, TRANSFER, ASSIGN OR GRANT A SECURITY INTEREST IN ALL OR ANY PART OF ITS INTEREST IN THIS LEASE, ANY SCHEDULE, ANY ITEMS OF EQUIPMENT OR ANY AMOUNT PAYABLE HEREUNDER. In such an event, Lessee shall, upon receipt of notice, acknowledge any such sale, transfer, assignment or grant of a security interest and shall pay its obligations hereunder or amounts equal thereto to the respective transferee, assignee or secured party in the manner specified in any instructions received from Lessor. Notwithstanding any such sale, transfer, assignment or grant of a security interest by Lessor and so long as no event of default shall have occurred hereunder, neither Lessor nor any transferee, assignee or secured party shall interfere with Lessee's right of use or quiet enjoyment of the Equipment. In the event of such sale, transfer, assignment or grant of a


Master Lease - Security 3/95       5

                       Amended 8/17/95

security interest in all or any part of this Lease and any Schedule hereto, or in the Equipment or in sums payable hereunder, as aforesaid, Lessee agrees to execute such documents as may be reasonably necessary to evidence, secure and complete such sale, transfer, assignment or grant of a security interest and to perfect the transferee's, assignee's or secured party's interest therein and Lessee further agrees that the rights of any transferee, assignee or secured party shall not be subject to any defense, set-off or counterclaim that Lessee may have against Lessor or any other party, including the Seller, which defenses, set-offs and counterclaims shall be asserted only against such party, and that any such transferee, assignee or secured party shall have all of Lessor's rights hereunder, but shall assume none of Lessor's obligations hereunder. Lessee acknowledges that any assignment or transfer by Lessor shall not materially change Lessee's duties or obligations under this Lease nor materially increase the burdens and risks imposed on Lessee. Lessee agrees that Lessor may assign or transfer this Lease or Lessor's interest in the Equipment even if said assignment or transfer could be deemed to materially affect the interests of Lessee. Nothing in the preceding sentence shall affect or impair the provisions of Section 4, Section 10 or any other provision of this Lease.

15. AMENDMENTS. This Lease and any Schedule hereto contain the entire agreement between the parties with respect to the Equipment, this Lease and any Schedule hereto and there is no agreement or understanding, oral or written, which is not set forth herein. This Lease and any Schedule hereto may not be altered, modified, terminated or discharged except by a writing signed by the party against whom such alteration, modification, termination or discharge is sought.

16. LAW. This Lease and any Schedule hereto shall be binding only when accepted by Lessor at its corporate headquarters in Illinois and shall in all respects be governed and construed, and the rights and the liabilities of the parties hereto determined, except for local filing requirements, in accordance with the laws of the State of Illinois. LESSEE WAIVES TRIAL BY JURY AND SUBMITS TO THE JURISDICTION OF THE FEDERAL DISTRICT COURTS OF COMPETENT JURISDICTION OR ANY STATE COURT WITHIN THE STATE OF ILLINOIS AND WAIVES ANY RIGHT TO ASSERT THAT ANY ACTION INSTITUTED BY LESSOR IN ANY SUCH COURT IS IN THE IMPROPER VENUE OR SHOULD BE TRANSFERRED TO A MORE CONVENIENT FORUM.

17. INVALIDITY. In the event that any provision of this Lease and any Schedule hereto shall be unenforceable in whole or in part, such provision shall be limited to the extent necessary to render the same valid, or shall be excised from this Lease or any Schedule hereto, as circumstances may require, and this Lease and the applicable Schedule shall be construed as if said provision had been incorporated herein as so limited, or as if said provision had not been included herein. as the case may be without invalidating any of the remaining provisions hereof.

18. MISCELLANEOUS. All notices and demands relating hereto shall be in writing and mailed by certified mail, return receipt requested, to Lessor or Lessee at their respective addresses above or shown in the Schedule, or at any other address designated by notice served in accordance herewith. Notice shall become effective when deposited in the United States mail, with proper postage prepaid, addressed to the party intended to be served at the address designated herein. All obligations of Lessee shall survive the termination or expiration of this Lease and any Schedule hereto. Should Lessor permit use by Lessee of any Equipment beyond the Minimum Lease Term, or, if applicable, any exercised extension or renewal term, the lease obligations of Lessee shall continue and such permissive use shall not be construed as a renewal of the term thereof, or as a waiver of any right or continuation of any obligation of Lessor hereunder, and Lessor may take possession of any such Equipment at any time upon demand. If more than one Lessee is named in this Lease, the liability of each shall be joint and several. Lessee shall, upon request of Lessor from time to time, perform all acts and execute and deliver to Lessor all documents which Lessor deems reasonably necessary to implement this Lease and any Schedule hereto, including, without limitation, certificates addressed to such persons as Lessor may direct stating that this Lease and the Schedule hereto is in full force and effect, that there are no amendments or modifications thereto, that Lessor is not in default hereof or breach hereunder, setting forth the date to which rentals due hereunder have been paid, and stating such other matters as Lessor may request. This Lease and any Schedule hereto shall be binding upon the parties and their successors, legal representatives and assigns. Lessee's successors and assigns shall include, without limitation, a receiver, debtor-in-possession, or trustee of or for Lessee. If any person, firm, corporation or other entity shall guarantee this Lease and the performance by Lessee of its obligations hereunder, all of the terms and provisions hereof shall be duly applicable to such Obligor.

19. LESSEE'S WAIVERS. To the extent permitted by applicable law, Lessee hereby waives any and all rights and remedies conferred upon a Lessee by Article 2A of the Uniform Commercial Code as adopted in any jurisdiction, including but not limited to Lessee's rights to; (i) cancel this Lease; (ii) repudiate this Lease;
(iii) reject the Equipment; (iv) revoke acceptance of the Equipment; (v) recover damages from Lessor for any breaches of warranty or for any other reason; (vi) claim a security interest in the Equipment in Lessee's possession or control for any reason (vii) deduct all or any part of any claimed damages resulting from Lessor's default, if any, under this Lease; (viii) accept partial delivery of the Equipment (ix) "cover" by making any purchase or lease of or contract to purchase or lease Equipment in substitution for those due from Lessor; (x) recover any general, special, incidental, or consequential damages for any reason whatsoever; and (xi) specific performance, replevin, detinue, sequestration, claim, and delivery of the like for any Equipment identified to this Lease. To the extent permitted by applicable law, Lessee also hereby waives any rights now or hereafter conferred by statute or otherwise which may require Lessor to sell, lease or otherwise use any Equipment in mitigation of Lessor's damages as set forth in Paragraph 13 or which may otherwise limit or modify any of Lessor's rights or remedies under Paragraph 13. Any action by Lessee against Lessor for any default by Lessor under this Lease. Including breach of warranty or indemnity, shall be commenced within one (1) year after any such cause of action accrues.

               AMENDED 8/17/95

20. COUNTERPARTS. This Lease may be executed in any number of counterparts, each of which shall BE deemed an original. Each Schedule shall be executed in three
(3) serially numbered counterparts each of which shall be deemed an original but only counterpart number 1 shall constitute "chattel paper" or "collateral" within the meaning of the Uniform Commercial Code in any jurisdiction.

21. ADDENDUM. ("X" if applicable) [X] See Addendum (s) attached hereto and made a part hereof.

THE PERSON EXECUTING THIS LEASE FOR AND ON BEHALF OF LESSEE WARRANTS AND REPRESENTS, WHICH WARRANTY AND REPRESENTATION SHALL SURVIVE THE EXPIRATION OR TERMINATION OF THIS LEASE, THAT THIS LEASE AND THE EXECUTION HEREOF HAS BEEN DULY AND VALIDLY AUTHORIZED BY LESSEE, CONSTITUTES A VALID AND BINDING OBLIGATION OF LESSEE AND THAT HE HAS AUTHORITY TO MAKE SUCH EXECUTION FOR AND ON BEHALF OF LESSEE.

IN WITNESS WHEREOF, this Lease has been executed by Lessee this 31st day of July 1996.






                                         ACCEPTED AT CHICAGO, ILLINOIS

PROBUSINESS, INC.                        LINC CAPITAL MANAGEMENT, A DIVISION OF
                                         SCIENTIFIC LEASING INC.
Lessee                                   Lessor

        By:   Steven Klei                By: /s/ Mark K. Zimmerman
           -----------------------           ----------------------

        Title:  Steven Klei              Title: Vice President
              --------------------              -------------------

        Date: July 31, 1996              Date: 10/23/96
              --------------------             --------------------

LINC CAPITAL MANAGEMENT, A DIVISION OF    LINC Capital Management, a division of
SCIENTIFIC LEASING INC.                   Scientific Leasing Inc.
EQUIPMENT ACCEPTANCE CERTIFICATE          303 East Wacker Drive
                                          Chicago, Illinois 60601
                                          (312) 946-1000


                                          Master Lease Agreement No. 6403-001


Equipment Description:

The "Equipment" will consist of new office furniture, office equipment, computers and peripherals as more fully described on Schedule "A" attached hereto and made a part hereof.


To Whom it May Concern:

The undersigned, being duly authorized, hereby (i) certifies that all of the above-referenced equipment (the "Equipment") has been delivered and inspected, is of an acceptable size, design, capacity and manufacture, is in good working order, repair and condition, and has been installed to the satisfaction of Lessee; and (ii) unconditionally accepts the Equipment as is where is for all purposes of the Lease.

It is understood and agreed that LINC Capital Management, a division of Scientific Leasing Inc. in no way or manner assumes any responsibility, either now or hereafter, for the use, performance, functioning, maintenance or service of the Equipment, or for its suitability or adaptability for any particular purpose.

Upon your request your identification decals will be attached indicating your ownership of the above equipment.




                                   PROBUSINESS, INC.
                                   Lessee
                                   By:  /s/ Steven Klei
                                      ------------------------------
                                   Title: Vice President/CFO
                                         ---------------------------


                                   Acceptance Date as defined in Section 1 of the Lease as of:

                                      July 31, 1996
                                   -----------------------------